UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. __)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 3, 2020

CalEthos, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-50331	98-0371433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11753 Willard Avenue Tustin, CA	92782
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 352-5315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02.	Termination of a Material Definitive Agreement.

On January 16, 2020, CalEthos, Inc., a Nevada corporation (the “Company”), entered into a Stock Purchase Agreement dated as of January 15, 2020 (the “Purchase Agreement”) with Terra Tech Corp., a Nevada corporation (the “Seller”), pursuant to which the Company agreed to purchase from the Seller all of the issued and outstanding capital stock of a wholly-owned subsidiary of the Seller that owns the state and local licenses and permits required to operate a cannabis dispensary at an industrial building located at 1815 Carnegie Avenue, Santa Ana, California and to enter into a real property lease for such building from an affiliate of the Seller.

Due to current market uncertainties, on April 3, 2020, the Company and the Seller terminated the Purchase Agreement. The parties may resume negotiations once the market has recovered and capital is available for a transaction.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALETHOS, INC.

Date: April 15, 2020	By:	/s/ Michael Campbell
Michael Campbell Chief Executive Officer

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